UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2026

Lakeland Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325
Huntsville, Alabama		35806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 350-3873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, Lakeland Industries, Inc. (the “Company”) entered into a General Release and Separation Agreement (the “Separation Agreement”) with Roger D. Shannon, the Company’s former Chief Financial Officer, in connection with the previously disclosed termination of Mr. Shannon’s employment effective December 31, 2025 (the “Employment Termination Date”).

Pursuant to the Separation Agreement, Mr. Shannon will be entitled to: (i) four months of Mr. Shannon’s base salary in effect as of the Employment Termination Date, payable in substantially equal bi-weekly installments following the effective date of the Separation Agreement, (ii) a pro-rated short-term incentive annual cash bonus for the fiscal year ending January 31, 2026 (“FY26”), if any, as determined by the Compensation Committee of the Company’s Board of Directors following the end of FY26 based on the Company’s achievement of pre-established performance measures, to be paid to Mr. Shannon within 90 days following the end of FY26, (iii) the continued vesting of certain of Mr. Shannon’s outstanding unvested equity awards that are scheduled to vest prior to April 30, 2026, and (iv) COBRA continuation payments for a period of up to six months following the Employment Termination Date (collectively, the “Severance Payments”). Under the terms of the Separation Agreement, which contains a release of claims against the Company, Mr. Shannon may revoke the Separation Agreement for a period of seven days after January 6, 2026, the date Mr. Shannon executed the Separation Agreement. The Separation Agreement will not become effective and enforceable until the seven-day revocation period has ended. The Severance Payments are subject to forfeiture and clawback if Mr. Shannon breaches any of the provisions of the Separation Agreement.

The above description of the terms of the Separation Agreement is not complete and is qualified by reference to the complete document, which will be filed by the Company with the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date:	January 9, 2026	By:	/s/ James M. Jenkins
James M. Jenkins Chief Executive Officer, President and Executive Chairman